Exhibit 99.1

Reddit Announces First Quarter 2024 Results

Record user traffic, Daily Active Uniques (“DAUq”) increased 37% to 82.7 million
Revenue increased 48% to $243.0 million, nearly doubling growth rate from prior quarter
Net loss driven by IPO expenses, first profitable Q1 on an Adjusted EBITDA basis
Operating cash flow of $32.1 million and positive free cash flow of $29.2 million

SAN FRANCISCO, Calif. – May 7, 2024 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter ended March 31, 2024. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit r/RDDT at https://www.reddit.com/r/RDDT/.

“It was a strong start to the year and a milestone quarter for Reddit and our communities as we debuted as a public company,” said Steve Huffman, Co-Founder and CEO of Reddit. “We see this as the beginning of a new chapter as we work towards building the next generation of Reddit.”

•DAUq increased 37% year-over-year to 82.7 million
•Weekly Active Uniques (“WAUq”) increased 40% year-over-year to 306.2 million
•Revenue increased 48% year-over-year to $243.0 million, Ad Revenue increased 39% year-over-year to $222.7 million
•Gross margin was 88.6%, an improvement of 500 basis points from the prior year
•Net loss was $575.1 million, as compared to $60.9 million in the prior year. Stock-based compensation expense and related taxes were $595.5 million, as compared to $13.2 million in the prior year, driven by IPO charges
•Adjusted EBITDA was $10.0 million, as compared to $(50.2) million in the prior year
•Operating cash flow was $32.1 million, an improvement of $28.0 million from the prior year
•Free Cash Flow was $29.2 million. Capital expenditures were $2.9 million

First Quarter 2024 Financial Highlights

	Three months ended March 31,
(in millions, except percentages; unaudited)	2024	2023	% Change
Revenue	$243.0	$163.7	48%
U.S.	$199.8	$130.6	53%
International	$43.2	$33.1	30%

GAAP gross margin	88.6%	83.6%
Non-GAAP gross margin*	88.7%	83.7%

Net income (loss)	$(575.1)	$(60.9)	NM
Adjusted EBITDA*	$10.0	$(50.2)	NM

Net cash provided by operating activities	$32.1	$4.1	NM
Free Cash Flow*	$29.2	$3.7	NM
Cash, cash equivalents, and marketable securities	$1,670.4
NM - not meaningful
*The definitions of non-GAAP gross margin, Adjusted EBITDA, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-12.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the second quarter.

In the second quarter of 2024, we estimate:

•Revenue in the range of $240 million to $255 million
•Adjusted EBITDA in the range of $0 to $15 million

Board of Directors Update
We are pleased to announce that Sarah Farrell, co-founder and Managing Partner of Waygrove Partnership, has joined Reddit’s Board of Directors. Sarah has served as a board observer since 2021 and will fill a new seat, increasing our Board to eight directors.

“Sarah’s expertise in finance and investing has been invaluable as we’ve made the transition to a public company,” said Steve Huffman, Co-Founder and CEO of Reddit. “This appointment is a testament to Sarah’s contributions, and I look forward to her continued impact on Reddit’s mission.”

“As a long-time Reddit user, I am excited to continue to partner with Steve and Reddit's leadership as the company enters a new era of growth in the public markets,” said Sarah Farrell. “In a world where content is increasingly AI and influencer generated, Reddit remains one of the few uniquely human places on the internet.”

Previously, Sarah was a Partner at Inclusive Capital Partners and held investment and private equity roles at ValueAct Capital, The Blackstone Group, and J.P. Morgan. Sarah served on the boards of Verra Mobility Corporation, Kolmac Outpatient Recovery Centers, and Lindblad Expeditions Holdings, Inc. Sarah lives in San Francisco with her family and enjoys spending time in r/goldenretrievers, r/watercolor, and r/dramatichouseplants.

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the first quarter of 2024 on May 7, 2024, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit r/RDDT at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available following the conclusion of the conference call on the same websites.

Reddit will solicit questions from the community in the investor relations subreddit r/RDDT at https://www.reddit.com/r/RDDT/ on Tuesday, May 7, 2024, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

About Reddit
Reddit is a network of more than 100,000 active communities where people can dive into anything through experiences built around their interests, hobbies and passions. Reddit users submit, vote, and comment on content, stories, and discussions about the topics they care about the most. From pets to parenting, there’s a community for everybody on Reddit and with more than 82 million daily active uniques, it is home to the most open and authentic conversations on the internet. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s priorities, future financial and operating performance, including headcount strategy, breakeven performance objective, capitalization of training data, evolution of AI, international growth strategies to increase content consumption and improve local user experience, consumer product strategy with respect to growth and engagement, GAAP and non-GAAP guidance, strategies, and expectations of growth. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the Securities and Exchange Commission (the “SEC”) from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Free Cash Flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided in the Appendix for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Non-GAAP gross profit is defined as gross profit excluding stock-based compensation and related taxes, depreciation, and amortization expenses. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. We believe that these non-GAAP financial measures are useful to investors as they exclude expenses that are not reflective of our operational performance during the period and could mask underlying trends in our business.

Non-GAAP operating expenses represents operating expenses excluding stock-based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items impacting operating expenses that we do not consider indicative of our ongoing business performance. Non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense represent their respective operating expense line items excluding stock-based compensation and related taxes, depreciation, amortization, and certain other non-recurring or non-cash items. Similar to non-GAAP gross profit and non-GAAP gross margin, we consider non-GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense to be useful measures as they exclude expenses that are not reflective of our operational performance and could mask underlying trends in our business.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except ARPU) (unaudited)

	Three months ended March 31,
	2024	2023	% Change
Revenue: Global	$243.0	$163.7	48%
Revenue: U.S.	$199.8	$130.6	53%
Revenue: International	$43.2	$33.1	30%

DAUq: Global	82.7	60.3	37%
DAUq: U.S.	41.5	28.6	45%
DAUq: International	41.2	31.7	30%

Logged-in DAUq: Global	39.6	31.1	27%
Logged-in DAUq: U.S.	19.3	15.2	27%
Logged-in DAUq: International	20.3	15.9	28%

Logged-out DAUq: Global	43.1	29.2	48%
Logged-out DAUq: U.S.	22.2	13.4	66%
Logged-out DAUq: International	20.9	15.8	32%

WAUq: Global	306.2	218.0	40%
WAUq: U.S.	151.3	99.2	53%
WAUq: International	154.9	118.8	30%

ARPU: Global	$2.94	$2.72	8%
ARPU: U.S.	$4.77	$4.62	3%
ARPU: International	$1.10	$1.00	10%

Reddit, Inc. Consolidated Balance Sheets (in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$968,515	$401,176
Marketable securities	701,835	811,946
Accounts receivable, net	215,307	245,279
Prepaid expenses and other current assets	34,368	21,286
Total current assets	1,920,025	1,479,687
Property and equipment, net	14,385	14,946
Operating lease right-of-use assets, net	22,754	24,008
Intangible assets, net	29,928	32,147
Goodwill	26,299	26,299
Other noncurrent assets	2,505	19,380
Total assets	$2,015,896	$1,596,467

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$45,378	$46,514
Operating lease liabilities	4,383	3,707
Accrued expenses and other current liabilities	106,724	83,349
Total current liabilities	156,485	133,570
Operating lease liabilities, noncurrent	20,835	22,040
Other noncurrent liabilities	276	287
Total liabilities	177,596	155,897
Commitments and contingencies
Convertible preferred stock, par value $0.0001 per share; no and 86,864,781 shares authorized as of March 31, 2024 and December 31, 2023, respectively; no and 73,021,449 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $0 and $1,847,993 as of March 31, 2024 and December 31, 2023, respectively	—	1,853,492
Stockholders’ equity (deficit):
Preferred stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of March 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A common stock, par value $0.0001 per share; 2,000,000,000 and 189,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 44,286,735 and 7,099,700 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	4	—
Class B common stock, par value $0.0001 per share; 140,000,000 and 142,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 119,059,756 and 53,904,204 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	12	6
Class C common stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of March 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	3,130,384	302,820
Accumulated other comprehensive income (loss)	(472)	814
Accumulated deficit	(1,291,628)	(716,562)
Total stockholders’ equity (deficit)	1,838,300	(412,922)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,015,896	$1,596,467

Reddit, Inc. Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$242,963	$163,740
Costs and expenses:
Cost of revenue	27,616	26,863
Research and development	437,030	108,767
Sales and marketing	124,095	57,911
General and administrative	243,477	40,801
Total costs and expenses	832,218	234,342
Income (loss) from operations	(589,255)	(70,602)
Other income (expense), net	14,554	10,724
Income (loss) before income taxes	(574,701)	(59,878)
Income tax expense (benefit)	365	988
Net income (loss)	$(575,066)	$(60,866)
Net income (loss) per share attributable to Class A and Class B common stock, basic and diluted	$(8.19)	$(1.05)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	70,240	58,115
Diluted	70,240	58,115

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(575,066)	$(60,866)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,743	3,338
Non-cash operating lease cost	1,253	3,269
Amortization of premium (accretion of discount) on marketable securities, net	(8,129)	(5,132)
Stock-based compensation	577,508	12,480
Other adjustments	485	16
Changes in operating assets and liabilities:
Accounts receivable	29,987	33,746
Prepaid expenses and other assets	(13,912)	(1,012)
Operating lease right-of-use assets and liabilities	(530)	(871)
Accounts payable	(2,178)	6,706
Accrued expenses and other liabilities	18,903	12,401
Net cash provided by (used in) operating activities	$32,064	$4,075

Cash flows from investing activities
Purchases of property and equipment	(2,851)	(356)
Purchases of marketable securities	(135,685)	(262,846)
Maturities of marketable securities	252,655	315,365
Proceeds from sale of marketable securities	—	36,789
Other investing activities	(15)	70
Net cash provided by (used in) investing activities	$114,104	$89,022

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	600,022	—
Proceeds from exercise of employee stock options	23,089	961
Taxes paid related to net share settlement of restricted stock units	(194,737)	(4,229)
Payments of deferred offering costs	(2,753)	(362)
Other financing activities	(4,450)	—
Net cash provided by (used in) financing activities	$421,171	$(3,630)

Net increase (decrease) in cash, cash equivalents, and restricted cash	567,339	89,467
Cash, cash equivalents, and restricted cash at the beginning of the period	401,226	435,860
Cash, cash equivalents, and restricted cash at the end of the period	$968,565	$525,327

Cash and cash equivalents	968,515	525,277
Restricted cash	50	50
Total cash, cash equivalents, and restricted cash	$968,565	$525,327

Reddit, Inc. Reconciliation of Adjusted EBITDA (in thousands) (unaudited)

	Three months ended March 31,
	2024	2023
Net income (loss)	$(575,066)	$(60,866)
Add (deduct):
Interest (income) expense, net	(15,447)	(10,612)
Income tax expense (benefit)	365	988
Depreciation and amortization	3,743	3,338
Stock-based compensation expense and related taxes	595,537	13,167
Restructuring costs(1)	—	3,916
Other (income) expense, net	893	(114)
Adjusted EBITDA	$10,025	$(50,183)
(1)During the three months ended March 31, 2023, we incurred restructuring costs of $3.9 million, primarily composed of severance and benefits expense, in connection with reductions in our workforce. These charges are non-recurring and are not reflective of underlying trends in our business.

Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited)

	Three months ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$32,064	$4,075
Less:
Purchases of property and equipment	(2,851)	(356)
Free Cash Flow	$29,213	$3,719

Reddit, Inc. Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin (in thousands) (unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$242,963	$163,740
Cost of revenue	27,616	26,863
Gross profit	215,347	136,877
Add:
Depreciation and amortization	—	76
Stock-based compensation and related taxes	258	38
Non-GAAP gross profit	$215,605	$136,991
Gross margin	88.6%	83.6%
Non-GAAP gross margin	88.7%	83.7%